Exhibit 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Bear Lake Recreation, Inc. (the "Registrant") on Form 10-KSB for the year ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Wayne Bassham, President and Todd Albiston, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 9/30/2005                          /s/Wayne Bassham
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                                          Wayne Bassham
                                          President and Director


Dated: 9/30/2005                          /s/Todd Albiston
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                                          Todd Albiston
                                          Secretary and Treasurer